                                                                    Exhibit 10.3

                              Amended and Restated
                         Corporate Governance Agreement

     This Agreement is entered into as of July 26, 2002 by Stericycle, Inc., a Delaware corporation (the "Company"), and the Persons whose names are set forth on the attached Schedule I (collectively, the "Investors").

     A. The Company and the Investors are the parties currently bound by that certain Registration Rights Agreement, dated as of November 12, 1999 (the "1999 Registration Rights Agreement"), which was entered into at the closing of that certain concurrently closing an Amended and Restated Preferred Stock Purchase Agreement (the "Purchase Agreement"), pursuant to the terms and conditions of which the Company issued and sold to the purchasers and the purchasers purchased from the Company, 75,000 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Shares").

     B. The Company and the Investors desire to amend and restate the 1999 Corporate Governance Agreement as set out in this Agreement.

     C. This Agreement is entered into pursuant to the Amendment and Waiver Agreement, dated as of the same date as this Agreement (the "Waiver Agreement"), entered into by the Company and the Investors. The execution and delivery of this Agreement by the Company and the Investors is a condition of the Waiver Agreement becoming effective.

     The Company and the Investors agree that the 1999 Corporate Governance Agreement is amended and restated as follows, effective as of June 1, 2002:

     1. Definitions.

     Capitalized terms which are used in this Agreement without being defined have the same meanings that they are given in the Purchase Agreement. In addition, the following terms have these meanings:

     Board of Directors or Board means the Company's board of directors.

     Converted Shares means the shares of Common Stock actually received by an Investor or a Permitted Transferee upon conversion of some or all of the Current Preferred Shares.

     Current Preferred Shares means the shares of Preferred Stock listed under the caption "Preferred Shares" on the attached Schedule I.

     Group means either:

          (a)  the group (the "Bain Group") consisting of

               (1) the Investors listed under the caption "Bain Entities" on the attached Schedule I (for as long as each such Investor continues to be the beneficial owner of Shares), and

               (2) the Permitted Transferees of such Investors (for as long as each such Permissible Transferee continues to be the beneficial owner of Shares); or

          (b)  the group (the "MDP Group") consisting of

               (1) the Investors listed under the caption "MDP Entities" on the attached Schedule I (for as long as each such Investor continues to be the beneficial owner of Shares), and

               (2) the Permitted Transferees of such Investors (for as long as each such Permissible Transferee continues to be the beneficial owner of Shares).

     Initial Interest means, in respect of a Group, the aggregate number of shares of Common Stock into which the Group's Preferred Shares were convertible as of Closing of the Purchase Agreement on November 12, 1999, as adjusted for the 2-for-1 stock split in the Company's Common Stock in the form of a dividend of one share payable on May 31, 2002. As so adjusted, the Initial Interest of each Group was 4,285,715 shares of Common Stock (rounding the resulting fractional upwards to a whole share).

     Investor Nominee means any person nominated by a Group's Permitted Owners to serve as a director of the Company pursuant to this Agreement.

     Permitted Owner means, in respect of a Group, (i) an Investor who is a member of the Group, for as long as the Investor continues to be the beneficial owner of Shares, and (ii) each Permitted Transferee of an Investor who is a member of the Group, for as long as the Permitted Transferee continues to be the beneficial owner of Shares.

     Permitted Transferee means:

          (a) any Affiliate (including any partner) of any Investor to whom an Investor or another Affiliate of the Investor or any other Investor who is a member of the same Group Transfers Current Preferred Shares or Converted Shares;

          (b) any other Person to whom an Investor or an Affiliate of the Investor or any other Investor who is a member of the same Group Transfers Current Preferred Shares or Converted Shares with the prior written consent of the Board of Directors; and

          (c) any Person to whom a transferee described in clause (b) Transfers Current Preferred Shares or Converted Shares with the prior written consent of the Board of

     Directors.

     In no event shall any Person who acquires Converted Shares pursuant to a Rule 144 Sale or an offering registered under the Securities Act be considered a Permitted Transferee. No Transfer otherwise permissible shall be effective unless the transferee agrees in writing expressly for the Company's benefit to be bound by the provisions of this Agreement, and in this event, the transferor shall not be liable for the transferee's performance of its obligations under this Agreement.

     Rule 144 Sale means a transaction exempt from registration pursuant to Rule 144 under the Securities Act.

     Shares means, at any time, the aggregate number of (i) Converted Shares then held by the Investors and Permitted Transferees and (ii) Converted Shares that the Investors and Permitted Transferees then have the right to receive upon a conversion of all Current Preferred Shares then held by them.

     Transfer means to sell, assign, transfer (voluntarily or involuntarily), exchange (by merger or otherwise) or otherwise dispose of or to grant a lien, encumbrance, pledge or other form of security interest.

     2.  Corporate Governance.

     2A. Appointment of Investor Nominees.

     Each Group currently has an Investor Nominee serving on the Board of
Directors: John P. Connaughton serves as the Investor Nominee of the Bain Group, and Thomas R. Reusche serves as the Investor Nominee of the MDP Group. An Investor Nominee serves and shall continue to serve on each committee of the Board.

     2B. Maintenance of Directorships.

     (a) For as long as Shares representing at least 25% in the aggregate of a Group's Initial Interest are beneficially owned by the Group's Permitted Owners, the Group's Permitted Owners shall continue to have the right to nominate one person for election to the Company's Board of Directors. The Company shall nominate the person so designated and shall use reasonable efforts to have the nominee elected to its Board of Directors. (The Company's obligations under this Section 2B(a) shall be deemed satisfied if a person designated by the Group is elected to the Board by holders of Preferred Shares pursuant to the Certificate of Designation.)

     (b) If at any time Shares representing at least 25% in the aggregate of a Group's Initial Interest cease to be beneficially owned by the Group's Permitted Owners, the Group's Permitted Owners shall cease to be entitled to nominate one person for election to the Company's Board of Directors, and the Group's Investor Nominee currently serving as a director shall immediately resign upon the Company's written request.

     2C. Removal and Replacement.

     (a) If at any time a Group's Permitted Owners notify the Board of Directors of their wish to remove the Group's incumbent Investor Nominee as a director, the Board shall vote to remove the Investor Nominee (if his or her removal is permitted under the Company's bylaws and the Delaware General Corporation Law). Removal of a Group's incumbent Investor Nominee by the Board otherwise than at the request of the Group's Permitted Owners shall require their prior written consent unless the removal is based upon the Investor Nominee's willful misconduct.

     (b) If at any time a vacancy is created on Board of Directors by reason of the incapacity, death, removal or resignation of a Group's incumbent Investor Nominee, the Group's Permitted Owners shall designate a person to fill the vacancy (who promptly shall be appointed by the incumbent directors). If a Group's Permitted Owners nominate an Investor Nominee for election to the Board of Directors and the Company's stockholders fail to elect him or her to office, the Group's Permitted Owners shall be entitled to designate a substitute Investor Nominee to fill the resulting vacancy (who promptly shall be appointed by the incumbent directors).

     (c) At each meeting of stockholders of the Company at which directors are elected, the nominees for directors proposed by the Company shall include the Investor Nominee or Nominees required pursuant to this Agreement.

     2D. Investor Nominee.

     Each incumbent Investor Nominee shall receive notice of each meeting of the Board of Directors at the same time and in the same manner as other members of the Board. Each incumbent Investor Nominee shall be entitled to indemnification rights, travel and expense reimbursement and compensation substantially similar to those of other non-employee directors of the Company. The Company shall at all times maintain a directors and officer insurance policy covering each incumbent Investor Nominee that provides in the aggregate substantially the same coverage as the policy covering the current directors of the Company as of the date of this Agreement.

     2E. Actions by Permitted Owners.

     Any action by a Group's Permitted Owners under this Section 2 shall be by majority vote of the Permitted Owners, with each Preferred Share having a number of votes equal to the number of Converted Shares into which it may then be converted, and each Converted Share having one vote.

     3.  Certain Actions of the Company.

     3A. Actions.

     Subject to Section 3B, the Company shall not do any of the following (whether in one or a series of related actions or transactions) without the approval of holders of a majority of the Shares then beneficially owned by Permitted Owners:

     (1) declare or pay any dividend or other payment to holders of Common Stock or any other securities junior in right of payment to the Preferred Shares;

     (2) increase the size of the Company's Board (other than pursuant to Section 2A);

     (3) merge or consolidate with, or permit any Subsidiary to merge or consolidate with, any Person (other than a merger or consolidation between the Company and a wholly-owned Subsidiary or between one wholly-owned Subsidiary and another), or acquire, or permit any Subsidiary to acquire, any interest in any Person or business (whether by purchase of assets, purchase of stock, merger or otherwise), involving an aggregate consideration (including assumed liabilities) exceeding $20,000,000 in any one transaction or series of related transactions or exceeding $50,000,000 in any 12-month period;

     (4) divest or dispose of, or permit any Subsidiary to divest or dispose of, any business or other assets (other than obsolete or worn-out assets), whether by sale of assets, sale of stock, merger or otherwise, involving an aggregate consideration exceeding $20,000,000 in any one transaction or series of related transactions or exceeding $50,000,000 in any 12-month period;

     (5) become subject to or permit any Subsidiary to become subject to, or amend, any Contract which by its terms would restrict the Company's right to perform the provisions of this Agreement, the Registration Agreement, the Certificate of Designation, the Company's certificate of incorporation and the Company's bylaws that benefit the Investors;

     (6) enter into or amend, or permit any Subsidiary to enter into or amend, any Contract, transaction or arrangement with any of its or any Subsidiary's officers, directors, employees, stockholders or Affiliates, except for (i) customary employment and director arrangements consistent with past practice,
(ii) benefit programs on reasonable terms consistent with past practice, (iii) transactions or arrangements between the Company and any wholly-owned Subsidiary or between one wholly-owned Subsidiary and another (treating 3CI Complete Compliance Corporation as a wholly-owned Subsidiary for purposes of this clause
(iii)), and (iv) transactions with an Affiliate that arise solely as a result of owning an equity interest in the Affiliate; or

     (7) directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, incur), or permit any Subsidiary to incur, any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and will not permit any Subsidiary to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company's Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for the Companies most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such

Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     Capitalized terms used in Section 3A(7) which are not defined elsewhere in this Agreement have the same meanings that the same or corresponding terms are given in the Trust Indenture dated as of November 12, 1999 entered into by the Company in connection with its offering of the Subordinated Notes (the "Trust Indenture"). The restriction in Section 3A(7) shall not prohibit the incurrence of any Permitted Debt (as Permitted Debt is defined in connection with the corresponding covenant by the Company under the Trust Indenture).

     3B. Termination.

     The restriction in Section 3A(1) shall terminate when both Groups' Permitted Owners, considered together, cease beneficially to own in the aggregate Preferred Shares representing at least 25% of both Groups' Initial Interests in the aggregate. The restriction in Section 3A(2) shall terminate when both Groups' Permitted Owners cease to be entitled under both this Agreement and the Certificate of Designation to nominate any person for election to the Company's Board of Directors. The restrictions in each of Sections 3A(3),
(4), (5), (6) and (7) shall terminate when both Groups' Permitted Owners, considered together, cease beneficially to own in the aggregate Shares representing at least 20% of both Groups' Initial Interests in the aggregate.

     4.  Restrictions on Transfer.

     4A. Restrictions on Transfer.

     Prior to November 12, 2004, except for Transfers to a Permitted Transferee, no Permitted Owner shall Transfer any Preferred Shares. This restriction shall not apply to (i) the Transfer of any Preferred Shares which a Permitted Owner has a right to have redeemed pursuant to Section 5A of the Certificate of Designation but which for any reason the Company has failed to redeem within 30 days after the Permitted Owner's exercise of his or its redemption right (ii) or to the Transfer of any securities other than Preferred Shares. The right of a Permitted Owner under the preceding sentence shall be in addition to any other rights and remedies available to the Permitted Owner at law or in equity.

     5.  Miscellaneous.

     5A. Notices.

     All Notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, telecopier or personal delivery, as follows:

               (a) if to Stericycle, to:

                                         Stericycle, Inc.
                                         28161 North Keith Drive
                                         Lake Forest, Illinois 60045
                                         Attention:   Mr. Mark C. Miller
                                                      President and Chief
                                                      Executive Officer
                                         Telecopier:  (847) 367-9493

               with a required copy to:

                                         Johnson and Colmar
                                         300 South Wacker Drive
                                         Suite 1000
                                         Chicago, Illinois 60606
                                         Attention:   Craig P. Colmar, Esq.
                                         Telecopier:  (312) 922-9283

               (b) if to an Investor who is a member of the Bain Group, in care of:

                                         Bain Capital Investors, LLC
                                         111 Huntington Avenue
                                         Boston, Massachusetts 02199
                                         Boston, Massachusetts 02116
                                         Attention:   Mr. Stephen G. Pagliuca
                                                      Mr. Robert Gay
                                                      Mr. John P. Connaughton
                                                      Mr. Joe Pretlow
                                         Telecopier:  (617) 516-2010

               (c) if to an Investor who is a member of the MDP Group, in care of:

                                         Madison Dearborn Partners, LLC
                                         Three First National Plaza
                                         Suite 3800
                                         Chicago, Illinois 60602
                                         Attention:   Mr. Thomas R. Reusche
                                         Telecopier:  (312) 895-1156

               with a required copy, in the case of a Notice to any Investor, to:

                                         Kirkland & Ellis
                                         200 East Randolph Drive
                                         Chicago, Illinois 60601
                                         Attention:   Jeffrey C. Hammes, P.C.

                           Telecopier: (312) 861-2200

     All Notices sent by certified or registered mail shall be considered to have been given three business days after being deposited in the mail. All Notices sent by overnight courier service, telecopier or personal delivery shall be considered to have been given when actually received by the intended recipient. A Party may change its address for purposes of this Agreement by Notice in accordance with this Section 5A.

     5B. Waiver.

     The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of that right, power or privilege, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. All waivers shall be in writing signed by the Party to be charged with the waiver, and no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given.

     5C. Entire Agreement.

     This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the Party to be charged with the amendment.

     5D. No Third Party Beneficiaries.

     Nothing in this Agreement shall be considered to give any Person other than the Parties (and Permitted Transferees) any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement. This Agreement and all of its provisions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns.

     5E. Equitable Relief.

     In addition to any other remedies which may be available, the Company and each Permitted Owner shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement, the Purchase Agreement, the Registration Rights Agreement, as amended and restated, or the Certificate of Designation, as amended and restated, by another Party, and neither the Company nor any Permitted Owner nor the Investor Nominee or Nominees shall oppose the granting of such relief.

     5F. Severability.

     If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement which is held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

     5G. Captions.

     The captions of sections of this Agreement are for convenience only and shall not affect this the construction or interpretation of this Agreement.

     5H. Construction.

     All references in this Agreement to Section or Sections refer to the corresponding section or sections of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word including does not limit the preceding words or terms.

     5I. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.

     5J. Governing Law.

     This Agreement shall be governed by the Laws of the State of Illinois without regard to conflicts of laws principles.

     5K. Binding Effect.

     This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective successors and permitted assigns.

     In witness, the Parties have executed this Agreement.

Company:

                     Stericycle, Inc.

                     By:  /s/ Mark C. Miller
                         ------------------------------------------------------
                              President and Chief Executive Officer

                   MDP Entities:

                     Madison Dearborn Capital Partners III, L.P.

                     By:  Madison Dearborn Partners III, L.P.
                     Its: General partner

                     By:  Madison Dearborn Partners, LLC
                     Its: General Partner

                     By:  /s/ Thomas R. Reusche
                         ------------------------------------------------------
                              A Managing Director

                     Madison Dearborn Special Equity III, L.P.

                     By:  Madison Dearborn Partners III, L.P.
                     Its: General partner

                     By:  Madison Dearborn Partners, LLC
                     Its: General Partner

                     By:  /s/ Thomas R. Reusche
                         ------------------------------------------------------
                              A Managing Director

                     Madison Dearborn Capital Partners III, L.P.

                     By:  Madison Dearborn Partners III, L.P.
                     Its: General partner

                     By:  Madison Dearborn Partners, LLC
                     Its: General Partner

                     By:  /s/ Thomas R. Reusche
                         ------------------------------------------------------
                              A Managing Director

                   Bain Entities:

                     Bain Capital Fund VI, L.P.

                     By:  Bain Capital Partners VI, L.P.
                     Its: General Partner

                     By:  Bain Capital Investors, LLC
                     Its: General Partner

                     By:  /s/ Paul Edgerly
                       ------------------------------------------------------
                              A Managing Director

                     BCIP Associates II

                     By:  Bain Capital Investors, LLC
                     Its: Managing General Partner

                     By:  /s/ Paul Edgerly
                        ------------------------------------------------------
                             Name:
                             Title:

                     BCIP Associates II-B

                     By:  Bain Capital Investors, LLC
                     Its: Managing General Partner

                     By:  /s/ Paul Edgerly
                        ------------------------------------------------------
                             Name:
                             Title:

                     BCIP Associates II-C

                     By:  Bain Capital Investors, LLC
                     Its: Managing General Partner

                     By:  /s/ Paul Edgerly
                        ------------------------------------------------------
                             Name:
                             Title:

                     BCIP Trust Associates II

                     By:  Bain Capital Investors, LLC
                     Its: Managing General Partner

                     By:  /s/ Paul Edgerly
                        ------------------------------------------------------
                             Name:
                             Title:

                     BCIP Trust Associates II-B

                     By:  Bain Capital Investors, LLC
                     Its: Managing General Partner

                     By:  /s/ Paul Edgerly
                        ------------------------------------------------------
                             Name:
                             Title:

                     Pep Investments Pty. Limited

                     By:  Bain Capital Investors, LLC
                     Its: Attorney-in-Fact

                     By:
                        ------------------------------------------------------
                             Name:
                             Title:

                     Brookside Capital Partners Fund, L.P.

                     By:  /s/ Ed Brakeman
                        ------------------------------------------------------
                             Name: Ed Brakeman
                             Title: Managing Director

                     Sankaty High Yield Asset Partners, L.P.

                     By:  /s/ Kristin Mugford
                        ------------------------------------------------------
                             Name: Kristin Mugford
                             Title: Managing Director

                     Sankaty High Yield Partners II, L.P.

                     By:  /s/ Kristin Mugford
                        ------------------------------------------------------
                             Name: Kristin Mugford
                             Title: Managing Director

                                   Schedule I

                                Preferred Shares

                                                                    Preferred
                                                                     Shares

MDP Entities

   Madison Dearborn Capital Partners III, L.P. ................      22,267.55
   Madison Dearborn Special Equity III, L.P. ..................         494.44
   Special Advisors Fund I, LLC ...............................          91.42
                                                                   -----------
     Total ....................................................      22,853.41

Bain Entities

   Bain Capital Fund VI, L.P. .................................      15,437.45
   BCIP Associates II .........................................       2,732.19
   BCIP Associates II-B .......................................         374.57
   BCIP Associates II-C .......................................         802.00
   BCIP Trust Associates ......................................         781.81
   BCIP Trust Associates II-B .................................         124.77
   PEP Investments Pty. Limited ...............................          51.45
   Brookside Capital Partners Fund L.P. .......................       1,123.92
   Sankaty High Yield Asset Partners, L.P. ....................         561.96
   Sankaty High Yield Partners II, L.P. .......................         561.96
                                                                   -----------
     Total ....................................................      22,552.07

Grand Total ...................................................      45,405.47
                                                                   ===========